EXECUTION COPY

AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT (the “Amendment”), dated as of May __, 2007, is entered into by and among the Sellers listed on Exhibit A attached hereto (each individually, a “Seller” or a “Debtor,” and, collectively, the “Sellers” or the “Debtors”) and CPI Corp. a Delaware corporation (the “Buyer”).

RECITALS

WHEREAS, Sellers and Buyer are parties to that certain Purchase and Sale Agreement dated as of the 1st of May, 2007 (the “Purchase Agreement”);

WHEREAS, capitalized terms used herein, unless otherwise herein defined, are used with the meanings given them in the Purchase Agreement, and the Buyer and Sellers are also referred to each individually as a “Party,” and collectively, as the “Parties”;

WHEREAS, the Parties desire to amend the Purchase Agreement to provide Buyer with more time to add and/or delete Assumed Agreements that would or would not be assumed by the Buyer pursuant to the 363/365 Order and to provide for revised allocations of proceeds among the management of Sellers, the General Unsecured Creditors and the Buyer.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties mutually agree as follows:

1.         Amendment to Section 2.6(b). Section 2.6(b) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(b)      At any time at least ten (10) business days prior to the entry of the 363/365 Order (the “Initial Cutoff Date”) the Buyer may amend Schedule 1.2(a) to add and/or delete Assumed Agreements that would or would not be assumed and assigned pursuant to the 363/365 Order. At any time after the Initial Cutoff Date, but prior to the date that is three (3) business days prior to the entry of the 363/365 Order (the “Final Cutoff Date”), the Buyer may further amend Schedule 1.2(a) to add and/or delete Assumed Agreements that would or would not be assumed and assigned pursuant to the 363/365 Order; provided, however that any Assumed Agreements so added after the Initial Cutoff Date and prior to the Final Cutoff Date shall only be assigned to the Buyer upon the later to occur of (i) approval by the Bankruptcy Court of the assumption and assignment thereof and (ii) the Closing.”

2.            Amendment to Section 6.8. Section 6.8 of the Purchase Agreement is hereby amended by replacing the first sentence of such section in its entirety with the following sentences: “At the Closing, Sellers shall pay to Sellers’ Managers, and such Sellers’ Managers shall be entitled to receive amounts in respect of, 50% of any Contingent Sale Bonus, and such amounts shall be credited against any amounts payable to Sellers’ Managers in accordance with the terms of the Management Sale Incentive Program. The remainder of such Contingent Sale Bonus shall be retained by the Sellers for distribution to the General Unsecured Creditors, if applicable.”

3.            Amendment to Section 14.16. Section 14.16 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“14.16 Distribution to General Unsecured Creditors, Buyer and Sellers’ Managers. The Debtors shall provide in their chapter 11 plan that the Buyer and the Sellers’ Managers are express beneficiaries of the vehicle (which may be a trust, the reorganized Debtors, or another entity that is designated by the Debtors that survives the Debtors following the consummation of a chapter 11 plan (the “Surviving Entity”)) established pursuant to such chapter 11 plan to hold the proceeds of the transactions hereunder with all rights, powers and duties of a beneficiary of the Surviving Entity, and such plan will further state that once all distributions made by the Surviving Entity to the General Unsecured Creditors equal $10 million, then the Buyer, the General Unsecured Creditors, and the Sellers’ Managers, as the case may be, shall be entitled to, and the Surviving Entity shall pay, any further distributions that would otherwise be made to the General Unsecured Creditors (after payment to creditors senior to General Unsecured Creditors in accordance with the Bankruptcy Code and the Debtors’ chapter 11 plan) as follows: (a) first, to the Sellers’ Managers in an amount equal to $1,400,000 minus any amounts previously paid to the Sellers’ Managers pursuant to Section 6.8 of this Agreement (to be paid pursuant to the terms of the Management Sale Incentive Program), (b) second, for each dollar of any such further distributions up to and including $15 million, (i) 75% to the General Unsecured Creditors, (ii) 15% to the Buyer and (iii) 10% to the Sellers’ Managers, and (c) third, for each dollar of any such further distributions in excess of $15 million, (i) 15% to the General Unsecured Creditors, (ii) 75% to the Buyer, (iii) 10% to the Sellers’ Management; provided that any payments made in respect of clause (b) or (c) above shall be exclusive of any and all proceeds of Avoidance Actions, notwithstanding anything to the contrary herein. The Surviving Entity’s formation documents will require that the Surviving Entity provide quarterly financial statements or similar reports of the Surviving Entity to the Buyer stating the assets and liabilities of the Surviving Entity and identifying all distributions made by the Surviving Entity during the quarterly reporting period. Distributions made from the Surviving Entity for expenses of administration of the Surviving Entity shall not be included in the calculation of distributions to be made to General Unsecured Creditors for purposes of clauses (a), (b) and (c) above.”

4.            Amendment to Article 15. Article 15 of the Purchase Agreement is hereby amended as follows:

(a) the following definition is hereby inserted after the defined term Liens” and prior to the defined term “Material Adverse Effect”:

““Management Sale Incentive Program” shall mean the program approved by the Bankruptcy Court awarding certain of the Sellers’ Managers incentive based bonuses in connection with the sale of the Sellers’ assets hereunder.”

(b) the following definition is hereby inserted after the defined term “Rejection Order” and prior to the defined term “Severance Payments and Other Benefits”:

““Sellers’ Managers” shall mean certain managers of the Sellers as designated by the Board of Directors of PCA prior to Closing.”

(c) the defined term “Contingent Sale Bonus” is hereby replaced in its entirety with the following:

““Contingent Sale Bonus” shall mean an amount equal to any positive value in the Investment Shortfall Adjustment Amount up to and not in excess of $1,400,000, the existence of which is contingent upon the satisfaction of the covenants set forth in Section 6.8.”

5.	General Provisions.

(a)          Except as expressly amended, modified, agreed, waived, released or settled herein, including without limitation in the recitals hereto, the Purchase Agreement shall remain unchanged and in full force and effect, and as amended or modified herein, the Purchase Agreement is hereby ratified, approved and confirmed in all respects.

(b)          After the date hereof all references in the Purchase Agreement to the “Agreement,” “herein,” “hereof” and the like, shall refer to the Purchase Agreement as amended or modified herein.

(c)          This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

Remainder of Page Intentionally Left Blank.

Signature Page(s) to Follow.

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SELLERS:	PORTRAIT CORPORATION OF AMERICA,
INC.
By: ___________________________
Name: _________________________
Title: __________________________

PCA LLC
By: ___________________________
Name: _________________________
Title: __________________________

AMERICAN STUDIOS, INC.
By: ___________________________
Name: _________________________
Title: __________________________

PCA PHOTO CORPORATION OF CANADA,
INC.

By: ___________________________
Name: _________________________
Title: __________________________

PCA NATIONAL LLC

By: ___________________________
Name: _________________________
Title: __________________________

PCA FINANCE CORP.

By: ___________________________
Name: _________________________
Title: __________________________

PHOTO CORPORATION OF AMERICA

By: ___________________________
Name: _________________________
Title: __________________________

PCA NATIONAL OF TEXAS, LP

By: ___________________________
Name: _________________________
Title: __________________________

BUYER:	CPI CORP.

By: ___________________________
Name: _________________________
Title: __________________________

EXHIBIT A

Item	Seller
1	Portrait Corporation of America, Inc.
2	PCA LLC
3	American Studios, Inc.
4	PCA Photo Corporation of Canada, Inc.
5	PCA National LLC
6	PCA Finance Corp.
7	Photo Corporation of America
8	PCA National of Texas, LP